Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James D. Beatty, Chief Executive Officer and Chief Financial Officer of Mount Knowledge Holdings, Inc. (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the six months ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 31, 2013	By:	/s/ James D. Beatty
James D. Beatty
President, Treasurer, Chief Executive
Officer and Chief Financial Officer
(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mount Knowledge Holdings, Inc. and will be retained by Mount Knowledge Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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